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                                                                    EXHIBIT 21.1

                           American Land Lease, Inc.

                       Subsidiaries as of March 27, 2002
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

Acacia Meadows Arizona, L.L.C.                    CAX DTR Securitization Corp.

AIC Home Sales Corp.                              CAX La Casa Blanca East, L.L.C.

AIC Management Corporation                        CAX La Casa Blanca Mini-Storage, L.L.C.

AIC Management Holdings, L.L.C.                   CAX La Casa Blanca, L.L.C.

AIC Property Management Company, L.L.C.           CAX Lakeshore, L.L.C.

AIOP Brentwood West, L.L.C.                       CAX New Era Homes, L.L.C.

AIOP Florida Properties I, L.L.C.                 CAX Rancho Mirage, L.L.C.

AIOP Florida Properties II, L.L.C.                CAX Riverside II, L.L.C.

AIOP Gulfstream Harbor, L.L.C.                    CAX Riverside III, L.L.C.

AIOP Gulfstream Outlet I, L.L.C.                  CAX Riverside Maintenance, L.L.C.

AIOP Gulfstream Outlet II, L.L.C.                 CAX Riverside, L.L.C.

AIOP Gulfstream Outlet III, L.L.C.                CAX Saddlebrook, L.L.C.

AIOP Lost Dutchman Notes, L.L.C.                  CAX Savanna, L.L.C.

AIOP Mullica, L.L.C.                              CAX White Sands, L.L.C.

AIOP Serendipity, L.L.C.                          Commercial Assets Finance, Inc.

ALL Homes Corp                                    CR Golf Course Management, L.L.C.

ALL Services, L.L.C.                              Fiesta MHP Investors, L.L.C.

Asset Investors Acceptance, Inc.                  Fiesta/Encanta MHP, L.L.C.

CAX Saddlebrook, L.L.C.                           Lakeshore Utilities, Inc.

Asset Investors Finance Corporation               Lakeshore Utilities, L.L.C.

Asset Investors Funding Corporation               Park Royale MHP, L.L.C.

Asset Investors Mortgage Funding Corporation      Riverside Gold Course and Marina, L.L.C.

Asset Investors Operating Partnership, L. P.      Riverside Golf Course Community, L.L.C.

Asset Investors Secured Finance Corporation       Riverside Utilities, L.L.C.

Prime Forest Partners                             Royal Palm Village, L.L.C.

Casa Encanta Commercial, L.L.C.                   Southern Palms MHP, L.L.C.

CAX Acquisition Corp.                             Sun Valley Arizona, L.L.C.

CAX Cannery, L.L.C.                               ALL TRS Holding Company, Inc.

CAX Cypress Greens II, L.L.C.                     Marina Dunes at Monterey, L.L.C.

CAX Cypress Greens, L.L.C.

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